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                                                                   EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement of CMGI, Inc. on Form S-8 pertaining to the Company's Flycast Communications Corporation 1997 Stock Option Plan, Flycast Communications Corporation 1999 Stock Option Plan and Activate.Net Corporation 1997 Stock Option Plan of our report, dated June 17, 1997, except for Note 6, for which the date is June 9, 1999, relating to the financial statements of Shopping.com which appear in the Form 8-K of CMGI, Inc. dated June 29, 1999.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
January 10, 2000